SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      November 10, 2003 (October 31, 2003)

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9147	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Limited P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
PRESS RELEASE

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated October 27, 2003.

Item 9.	Regulation FD Disclosure.

Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release issued October 31, 2003. The Press Release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: November 10, 2003	By:	/s/ Liz Landles Liz Landles, Corporate Secretary

CanArgo Energy Corporation

FOR IMMEDIATE RELEASE

Drilling Commences on N96H Horizontal Well

October 31st, 2003 — Oslo, Norway — CanArgo Energy Corporation (“CanArgo”) (OSE: CNR, OTCBB: GUSH) is pleased to announce that drilling operations have commenced on a new horizontal development well, N96H, which is targeting the producing reservoir in the Ninotsminda Field, Georgia.

The well is being drilled horizontally into the Middle Eocene to maximise penetration of the high productivity north-south orientated fractures. It is being drilled in the west of the field along a similar orientation to the successful N4H and N100H wells, both drilled in 2003. This will be the third horizontal well drilled this year on the Ninotsminda Field with a further six planned over the next twelve months.

In other areas of the business, CanArgo has received the first payment from the sale of its shareholding in Fountain Oil Boryslaw, its wholly owned subsidiary that holds a 45% interest in Boryslaw Oil Company, Ukraine. It was conditionally sold in October 2003 for a total consideration of $1 million payable in tranches.

CanArgo has also received further payments from Westrade Alliance from the sale of its holding in CanArgo Standard Oil Products, its petroleum product retail business in Georgia. CanArgo has received $2 million to date with a balance of $2 million to be paid. Interest of 16% per annum is being charged on the outstanding balance.

CanArgo also announced that it had informed the authorities in Syria that it did not wish to continue with the exclusive negotiations for a Production Sharing Contract for Block XIX in that country. After careful assessment of the commercial terms being offered in this contract compared to CanArgo’s other opportunities, it was decided to withdraw from this project.

Furthermore, CanArgo announced that it is planning to hold a briefing meeting at the Hotel Continental, Stortingsgaten 24/26, Oslo, Norway at 10:30 am on Tuesday November 18th, 2003. The purpose of this meeting will be to present the Company’s 3rd Quarter results and to provide an update on the Company’s current activities.

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia, Ukraine and the Caspian Sea. Further information on the Company is available at www.canargo.com and at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company can not give assurance that the results will be attained.

CanArgo Energy Corporation
Julian Hammond

Tel:	+44 1481 729980
Fax	+44 1481 729982
Mobile:	+44 7740 576139
e-mail:	info@canargo.com